Exhibit 99.1

Contact:	Hal Covert
Chief Financial Officer
Phone: 540-946-8174
Email: coverth@lumosnet.com

Lumos Networks Corp. Reports Second Quarter 2012 Financial Results

Revenue and Adjusted EBITDA in Line with Guidance for the Quarter

Strategic Data Revenue Up 16% in the first half of 2012

Cash Dividend of $0.14 per Share Declared

WAYNESBORO, VA – August 2, 2012 – Lumos Networks Corp. (“Lumos Networks” or “the Company”) (Nasdaq: LMOS), a fiber-based service provider of voice, data and IP-based telecommunication services in the Mid-Atlantic region, today announced financial results for its second quarter 2012.

Total revenue for second quarter 2012 was $50.8 million, compared to $52.1 million for second quarter 2011 and to $51.4 million in first quarter 2012. Total adjusted EBITDA was $21.1 million for second quarter 2012, compared to $25.0 million in second quarter 2011 and to $22.3 million in first quarter 2012.

“Revenue from our strategic data products continued to grow sequentially during the second quarter of 2012 and is on track for annual year-over-year revenue growth in excess of 15%,” said Tim Biltz, CEO and President of Lumos Networks. “As we exit 2012, we believe that our strategic data revenue growth momentum will position the Company to achieve overall annual year-over-year revenue growth starting in 2013,” concluded Biltz.

Highlights

•	For the first half of 2012, revenues from the Company’s strategic data products grew 16% on a comparable basis with the first half of 2011.

•

Revenues from all four of the Company’s strategic data products grew sequentially during the second quarter, with an overall aggregate sequential growth rate of approximately 3%. These product lines include: enterprise data, carrier class data, fiber-to-the-cell-tower (“FTTC”) and residential and small business.

•

During the second quarter of 2012, the Company continued to achieve its targeted installation goals and is on track to double the number of FTTC installations from approximately 150 at the end of 2011 to approximately 300 at the end of 2012.

•

For 2012, approximately 75% of the Company’s total capital expenditures are planned for success-based strategic data projects as compared to less than 50% in 2011. Through the first half of 2012, the Company is on track to achieve this goal.

•

On August 2, 2012, the Board of Directors of Lumos Networks Corp. declared a quarterly cash dividend on its common stock in the amount of $0.14 per share to be paid on October 12, 2012 to stockholders of record on September 14, 2012.

Business Outlook

The Company reaffirms its annual 2012 guidance for revenue and adjusted EBITDA, with total revenue expected to be between $200 million and $205 million and adjusted EBITDA expected to be between $85 million and $90 million. Capital expenditures for 2012 are currently expected to be at approximately $60 million, the upper end of the previous guidance range.

For third quarter 2012, total revenue is expected to be between $50 million and $51 million and adjusted EBITDA to be between $21 million and $22 million.

Please see the schedule accompanying this release for additional financial guidance, including projected 2012 cash flows and non-GAAP reconciliations.

Statements made are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Harold L. Covert, CFO, and Joseph E. McCourt, CRO, to review these financial and operational results and financial guidance will be held at 5:00 P.M. (ET) today, August 2, 2012.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks Second Quarter 2012 Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-877-317-6789

International: 1-412-317-6789

Canada: 1-866-605-3852

The conference call will be archived and available for replay through August 15, 2012 before 9:00 A.M. (ET) and may be accessed with the following numbers:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Replay pass codes: Conference ID: 10016981

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a fiber-based service provider in the Mid-Atlantic region serving carrier, business and residential customers over a dense fiber network offering data, voice and IP services. With headquarters in Waynesboro, VA, Lumos Networks serves Virginia, West Virginia and portions of Pennsylvania, Kentucky, Ohio, and Maryland over a fiber network of 5,800 route-miles. Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to Lumos Networks before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income attributable to noncontrolling interests, other expenses/income, equity based compensation charges, acquisition related charges, amortization of actuarial losses on retirement plans, employee separation charges and gain or loss on interest rate derivatives.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the exhibits and materials posted on the Lumos Networks website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications industry; our ability to achieve benefits from our separation from NTELOS Holdings Corp; our ability to offset expected revenue declines in our Competitive business from legacy voice products and in our RLEC business related to the recent regulatory developments and carriers grooming their networks; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Statements of Cash Flows

•	Summary of Operating Results, Customer and Network Statistics

•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income

•	Reconciliation of Operating Income to Adjusted EBITDA

•	Business Outlook

Lumos Networks Corp.

Condensed Consolidated Balance Sheets

	June 30, 2012	December 31, 2011
(In thousands)

ASSETS
Current Assets
Cash	$2,776	$10,547
Restricted cash [1]	6,750	7,554
Accounts receivable, net	22,221	23,555
Other receivables	3,084	2,390
Prepaid expenses and other	3,149	2,278

	37,980	46,324

Securities and investments	301	128

Property, plant and equipment, net	316,514	299,958

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	40,463	45,696
Deferred charges and other assets	5,494	6,197

	146,254	152,190

Total Assets	$501,049	$498,600

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long term debt	$5,452	$2,679
Accounts payable	10,412	12,432
Dividends payable	3,000	2,980
Advance billings and customer deposits	12,846	12,623
Accrued compensation	1,972	2,832
Accrued operating taxes	3,775	2,624
Other accrued liabilities	4,762	3,262

	42,219	39,432

Long-Term Liabilities
Long-term debt	313,380	323,897
Retirement benefits	34,714	35,728
Deferred Income taxes	47,589	41,204
Other long-term liabilities	5,524	5,028
Income tax payable	531	484

	401,738	406,341

Stockholders’ Equity	56,683	52,383

Noncontrolling Interests	409	444

	57,092	52,827

Total Liabilities and Equity	$501,049	$498,600

[1]

During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure to Alleghany County, Virginia. The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals.

Lumos Networks Corp.

Condensed Consolidated Statements of Operations

	Three months ended:		Six months ended:
(In thousands, except per share amounts)	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Operating Revenues	$50,803	$52,062	$102,215	$104,706

Operating Expenses [1]
Cost of sales and services (exclusive of items shown separately below)	20,362	19,357	39,739	39,422
Customer operations	5,431	4,957	10,561	10,117
Corporate operations [2,3]	7,161	3,436	13,231	7,320
Depreciation and amortization	8,803	10,997	18,023	21,999
Accretion of asset retirement obligations	31	28	61	56

	41,788	38,775	81,615	78,914

Operating Income	9,015	13,287	20,600	25,792

Other Income (Expenses)
Interest expense	(2,929)	(2,563)	(5,916)	(6,281)
Loss on interest rate derivatives	(438)	—	(292)	—
Other income (expense), net	23	(7)	31	7

	5,671	10,717	14,423	19,518

Income Tax Expense	2,953	4,157	6,396	7,895

Net Income	2,718	6,560	8,027	11,623

Net (Income) Loss Attributable to Noncontrolling Interests	57	(37)	35	(85)

Net Income Attributable to Lumos Networks Corp.	$2,775	$6,523	$8,062	$11,538

Basic and Diluted Earnings per Common Share Attributable to Lumos Networks Corp. Stockholders:

Income per share - basic	$0.13		$0.39
Income per share - diluted	$0.13		$0.38
Weighted average shares outstanding - basic	20,942		20,896
Weighted average shares outstanding - diluted	21,398		21,332

Cash Dividends Declared per Share - Common Stock	$0.14		$0.28

[1]

Includes equity based compensation charges related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $0.8 million and $0.7 million for the three months ended June 30, 2012 and 2011, respectively, and $1.8 million and $1.4 million for the six months ended June 30, 2012 and 2011, respectively.

[2]

Includes retirement plan costs, including amortization of actuarial losses. During the three and six months ended June 30, 2011, these costs were allocated to the former wireline companies (now Lumos Networks). The amount of that allocation representing amortization of actuarial losses was not material.

[3]

In the second quarter of 2012, the Company recorded charges of $2.0 million related to the recognition of employee separation benefits which were provided for in the separation agreement of an executive officer who left the Company in April 2012.

Lumos Networks Corp.

Condensed Consolidated Statements of Cash Flows

	Six months ended:
(In thousands)	June 30, 2012	June 30, 2011

Cash flows from operating activities
Net income	$8,027	$11,623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,457	13,900
Amortization	5,566	8,099
Accretion of asset retirement obligations	61	56
Deferred income taxes	6,086	7,420
Loss on interest rate swap derivatives	292	—
Equity-based compensation expense	1,788	1,362
Amortization of loan origination costs	403	—
Retirement benefits and other	1,903	(1,013)
Changes in assets and liabilities from operations:
Decrease in accounts receivable	1,260	7
Increase in other current assets	(1,557)	(180)
Changes in income taxes	28	(26)
Decrease in accounts payable	(1,301)	(3,774)
Increase in other current liabilities	1,982	1,012
Retirement benefit contributions and distributions	(2,415)	—

Net cash provided by operating activities	34,580	38,486

Cash flows from investing activities
Purchases of property, plant and equipment	(28,988)	(33,801)
Return of investment in restricted cash	804	—
Cash reimbursement received from government grant	804	—
Purchase of tradename asset	(333)	—
Other	(873)	(768)

Net cash used in investing activities	(28,586)	(34,569)

Cash flows from financing activities
Borrowings from NTELOS Inc. net	—	4,318
Repayments on senior secured term loans	(1,000)	—
Repayments on revolving credit facility, net	(6,500)	—
Cash dividends paid on common stock	(5,945)	—
Dividends paid to NTELOS Inc.	—	(7,585)
Payments under capital lease obligations	(404)	(670)
Other	84	—

Net cash used in financing activities	(13,765)	(3,937)

Decrease in cash	(7,771)	(20)
Cash:
Beginning of period	10,547	489

End of period	$2,776	$469

Lumos Networks Corp.

Operating Results, Customer and Network Statistics

(Dollars in thousands)	Three months ended:					Six months ended:
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	June 30, 2012	June 30, 2011
Competitive Revenue and Adjusted EBITDA
Revenue
Enterprise Data	9,131	8,667	8,687	8,367	8,060	17,798	16,245
Wholesale Data	11,105	10,937	10,506	9,574	9,221	22,042	17,570
RSMB Data	4,683	4,587	4,515	4,364	4,271	9,270	8,522

Total Data and Wholesale	24,919	24,191	23,708	22,305	21,552	49,110	42,337
Competitive Voice	11,509	12,010	12,989	13,318	13,811	23,519	28,213
Other	2,540	2,715	2,704	2,871	3,110	5,255	6,312

Total Revenue	38,968	38,916	39,401	38,494	38,473	77,884	76,862

Adjusted EBITDA[1]	14,078	14,548	15,034	15,730	15,471	28,626	29,948
Adjusted EBITDA %	36.1%	37.4%	38.2%	40.9%	40.2%	36.8%	39.0%

RLEC Revenue and Adjusted EBITDA
Revenue
Local	3,112	3,131	3,056	2,890	2,876	6,243	5,762
Access	7,126	7,740	6,846	7,880	8,587	14,866	17,683
Other	1,597	1,625	1,804	2,337	2,126	3,222	4,399

Total Revenue	11,835	12,496	11,706	13,107	13,589	24,331	27,844

Adjusted EBITDA[1]	7,028	7,743	7,970	8,917	9,554	14,771	19,341
Adjusted EBITDA %	59.4%	62.0%	68.1%	68.0%	70.3%	60.7%	69.5%

Consolidated
Revenue
Strategic Data	24,919	24,191	23,708	22,305	21,552	49,110	42,337
Legacy Voice	16,218	16,766	17,849	18,545	18,813	32,984	38,374
Access	9,666	10,455	9,550	10,751	11,697	20,121	23,995

Total Revenue	50,803	51,412	51,107	51,601	52,062	102,215	104,706
Adjusted EBITDA[1]	21,106	22,291	23,004	24,647	25,025	43,397	49,289
Adjusted EBITDA %	41.5%	43.4%	45.0%	47.8%	48.1%	42.5%	47.1%
Capital Expenditures	11,619	17,369	12,722	15,013	17,552	28,988	33,801
Adjusted EBITDA less Capital Expenditures	9,487	4,922	10,282	9,634	7,473	14,409	15,488

Customer and Network Statistics
Customer Statistics
Competitive voice connections [2]	114,930	117,965	122,046	125,500	127,561	114,930	127,561
RLEC Broadband Customers [3]	15,258	15,100	14,916	14,947	14,542	15,258	14,542
Total Broadband Connections [3]	37,361	35,974	35,707	34,747	33,774	37,361	33,774
Video Subscribers	4,192	4,019	3,734	3,439	3,152	4,192	3,152

Network Statistics
On-Network Buildings [4]	1,091	1,066	1,051	949	903	1,091	903
Fiber-Fed Cell Sites [4]	178	155	148	132	109	178	109

RLEC Total Access Lines	32,272	32,676	33,193	33,840	34,489	32,272	34,489

[1]	Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release.
[2]	Includes customer Primary Rate Interface (PRI) line equivalents at 23 lines per PRI. Excludes intercompany PRI lines.
[3]

Includes customers or customer equivalents for DSL, dedicated Internet access, wireless portable broadband, broadband over fiber and metro Ethernet. All revenues from broadband products, including RLEC broadband, are recorded in the operating revenues of the Competitive segment.

[4]	Includes statistics for legacy markets only, excluding FiberNet, through September 30, 2011.

Note: Certain amounts have been reclassified to agree with current year presentation.

Lumos Networks Corp.

Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income

(In thousands)

	Three months ended:		Six months ended:
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income attributable to Lumos Networks Corp.	$2,775	$6,523	$8,062	$11,538
Net (loss) income attributable to noncontrolling interests	(57)	37	(35)	85

Net income	2,718	6,560	8,027	11,623

Interest expense	2,929	2,563	5,916	6,281
Loss on interest rate derivatives	438	—	292	—
Income tax expense	2,953	4,157	6,396	7,895
Other (income) expense, net	(23)	7	(31)	(7)

Operating income	$9,015	$13,287	$20,600	$25,792

Competitive	5,455	7,502	12,646	14,067
RLEC	3,560	5,785	7,954	11,725

Operating income	$9,015	$13,287	$20,600	$25,792

Lumos Networks Corp.

Reconciliation of Operating Income to Adjusted EBITDA

(Dollars in thousands)	2012			2011
	Competitive	RLEC	Total	Competitive	RLEC	Total
For The Three Months Ended June 30
Operating Income	$5,455	$3,560	$9,015	$7,502	$5,785	$13,287
Depreciation and amortization and accretion of asset retirement obligations	6,190	2,644	8,834	7,519	3,506	11,025

Sub-total:	11,645	6,204	17,849	15,021	9,291	24,312

Amortization of actuarial losses	333	112	445	—	—	—
Equity based compensation	574	203	777	411	263	674
Acquisition related charges [1]	—	—	—	39	—	39
Employee separation charges[2]	1,526	509	2,035	—	—	—

Adjusted EBITDA	$14,078	$7,028	$21,106	$15,471	$9,554	$25,025

Adjusted EBITDA Margin	36.1%	59.4%	41.5%	40.2%	70.3%	48.1%

For The Six Months Ended June 30
Operating Income	$12,646	$7,954	$20,600	$14,067	$11,725	$25,792
Depreciation and amortization and accretion of asset retirement obligations	12,465	5,619	18,084	14,985	7,070	22,055

Sub-total:	25,111	13,573	38,684	29,052	18,795	47,847

Amortization of actuarial losses	667	223	890	—	—	—
Equity based compensation	1,322	466	1,788	816	546	1,362
Acquisition related charges [1]	—	—	—	80	—	80
Employee separation charges[2]	1,526	509	2,035	—	—	—

Adjusted EBITDA	$28,626	$14,771	$43,397	$29,948	$19,341	$49,289

Adjusted EBITDA Margin	36.8%	60.7%	42.5%	39.0%	69.5%	47.1%

[1]	Acquisition related charges related to the acquisition of FiberNet that closed on December 1, 2010.
[2]

In the second quarter of 2012, the Company recorded charges of $2.0 million related to the recognition of employee separation benefits which were provided for in the separation agreement of an executive officer who left the Company in April 2012.

Lumos Networks Corp.

Business Outlook 1 (as of August 2, 2012)

(Dollars in millions)

	2012 Guidance [1]
	Third Quarter 2012	2012 Annual
Operating Revenues	$50 to $51	$200 to $205

Adjusted EBITDA	$21 to $22	$ 85 to $ 90

Capital Expenditures		$60

Reconciliation of Operating Income to Adjusted EBITDA
Operating Income	$9 to $10	$ 42 to $ 44
Depreciation and amortization	9	38 to 40
Equity based compensation charges	3	5 to 6

Adjusted EBITDA	$21 to $22	$ 85 to $ 90

Lumos Networks Corp.

Projected Cash Flows for the Year 2012 1

(Dollars in millions)

Adjusted EBITDA [2]	$88
Less: Capital expenditures	(60)

28
Less:
Cash interest, net of interest income	(12)
Cash taxes	(2)

Cash flows, net, before dividends and debt payments	14
Less:
Cash dividends: $0.14 per share per quarter [3]	(12)
Scheduled 2012 debt payments	(2)
Plus:
Other, net [4]	3

Projected Cash Flows, net [5]	$3

[1]

These estimates are based on management’s current expectations. These estimates are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements” in the Lumos Networks Corp. second quarter 2012 earnings release dated August 2, 2012.

[2]	Based on the mid-point of the above guidance range.
[3]	Represents the most recent cash dividend paid, annualized. Dividend payments are reviewed quarterly by the board of directors and are subject to change.
[4]

Includes cash reimbursements received from Federal stimulus awards, which provide 50% funding to bring broadband services and infrastructure to Alleghany County, Virginia partially offset by one-time severance benefits which were provided for in the employment agreement of an executive officer.

[5]	Before discretionary payments to the credit facility Revolver loan and changes to working capital.